EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is entered into as of the 28 day of October, 2003 (the “Effective Date”), by NUVELO, INC., a Nevada corporation, successor by merger to Variagenics, Inc., a Delaware corporation (“Assignor”), and IDENIX PHARMACEUTICALS, INC., a Delaware corporation (“Assignee”).

Recitals

A. BHX, LLC, a Massachusetts limited liability company, as Trustee of 205 Broadway Realty Trust (“Landlord”), and Assignor are parties to a Lease dated May 15, 1998 (the “Lease”), pursuant to which Landlord leased to Assignor, and Assignor leased from Landlord, the entire Building owned by Landlord located at and known as 205 Broadway, Cambridge, Massachusetts, now known as 60 Hampshire Street, Cambridge, Massachusetts. All capitalized terms used in this Assignment which are defined in the Lease and not otherwise defined in this Assignment shall have the meanings given in the Lease.

B. Assignor desires to assign its right, title and interest in and to the Lease to Assignee, and Assignee desires to accept such assignment and to assume the obligations of Assignor under the Lease on and subject to the terms and conditions set forth herein.

Statement of Assignment and Assumption

In consideration of the mutual covenants and agreements set forth herein, Assignor and Assignee hereby agree as follows:

l. Assignment and Assumption. Assignor assigns all of Assignor’s right, title and interest in and to the Lease to Assignee, on and subject to the terms and conditions set forth herein. Assignee accepts such assignment and assumes the obligations of Assignor under the Lease, on and subject to the terms and conditions set forth herein.

2. Delivery of Premises and FF&E. Assignor shall deliver possession of the Premises to Assignee on the Effective Date, decommissioned in accordance with the decommissioning requirements set forth in Exhibit A hereto, and with the furniture, fixtures and equipment identified in Exhibit B hereto located in the Premises. Subject to satisfaction with the decommissioning requirements set forth in Exhibit A hereto. Assignee accepts the Premises from Assignor in its “as is” condition, without any representation or warranty from Assignor. Contemporaneously with the execution of this Assignment, Assignor shall execute and deliver to Assignee a bill of sale for the FF&E, thereby transferring the FF&E to Assignee, as is, without any warranty other than a warranty as to title.

3. Tenant Improvements; Allowance. It is understood that the Premises are not presently suitable for Assignee’s intended use, and that substantial alterations need to be made to prepare the Premises for Assignee’s use. Assignor shall provide the sum of $1,500,000 (the “Allowance”) to pay or reimburse Assignee for costs of such alterations and improvements. Assignor shall pay the Allowance to LandAmerica Financial Group, Inc. (“LandAmerica”), to be held in escrow by LandAmerica and disbursed by LandAmerica in accordance with the terms and conditions of an Escrow Agreement entered into contemporaneously herewith by Assignor, Assignee and LandAmerica. The Allowance shall be paid to LandAmerica through an assignment by Landlord to LandAmerica of the letter of credit (the “Letter of Credit”) posted by Assignor with Landlord as the security deposit under the Lease and by LandAmerica drawing on the Letter of Credit in accordance with the Escrow Agreement. Assignor and Assignee shall authorize and direct LandAmerica to draw on the Letter of Credit for the purpose of funding the Allowance, even though an Event of Default does not presently exist under the Lease. The process for payment of the Allowance to LandAmerica shall commence on the Effective Date, by Landlord forwarding the Letter of Credit to the issuing bank for endorsement with written instructions to assign the Letter of Credit to LandAmerica, and shall be completed as soon as practical after the Effective

Date. If Assignee does not use the entire Allowance to pay costs of alterations and improvements to the Premises (that is, the cost of the alterations and improvements is less than $1,500,000), the unused portion of the Allowance shall be returned by LandAmerica to Assignor after completion of the alterations and improvements and payment of all costs thereof.

4. Landlord Consent. As a condition of this Assignment, Landlord shall execute the Consent and Release by Landlord which appears at the end of this Assignment (the “Consent and Release”), thereby (a) consenting to this Assignment, (b) releasing Assignor from any obligations under the Lease or the Amended Lease (as defined in Section 5) accruing on or after the Effective Date (subject, however, to Assignor’s obligations under this Assignment), (c) acknowledging that Assignee shall not be responsible for any obligations under the Lease accruing prior to the Effective Date, (d) agreeing to assign the Letter of Credit to LandAmerica, provided that Assignor has delivered the Premises and the FF&E to Assignee in accordance with Section 2, and to execute such documents reasonably required by the issuing bank to effect the assignment of the Letter of Credit, and (e) representing that Landlord has obtained such consent to this Assignment as is required from Landlord’s lender. In order to induce Landlord to execute the Consent and Release, Assignee agrees to pay to Landlord the sum of $114,992.55 on each of October 1, 2003 and November 1, 2003.

5. Amendment and Restatement of Lease. As a condition of this Assignment, Landlord and Assignee shall, contemporaneously with the execution of this Assignment, enter into an Amended and Restated Lease (the “Amended Lease”), pursuant to which the Lease is amended and restated in its entirety as of the Effective Date.

6. Performance of Obligations Under Lease. Assignor shall be responsible for the payment and performance of all of the obligations of the tenant under the Lease accruing prior to the Effective Date, and shall indemnify and hold Assignee harmless from and against any and all liabilities, losses, damages and claims with respect to such obligations. Assignee shall be responsible for the payment and performance of all of the obligations of the tenant under the Amended Lease accruing on or after the Effective Date, and shall indemnify and hold Assignor harmless from and against any and all liabilities, losses, damages and claims with respect to such obligations.

7. Brokers. Each of Assignor and Assignee represents to the other that it has not dealt with any broker or other commissionable agent in connection with this Assignment, other than Grubb & Ellis. Assignor shall pay and be responsible for any commission owing to Grubb & Ellis in connection with this Assignment.

8. Third Party Beneficiary. In consideration for Landlord executing the Consent and Release, Landlord shall be a third party beneficiary of the obligations of Assignor and Assignee under this Assignment.

9. Multiple Counterparts. This Assignment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

NUVELO, INC.

By:	/s/ Peter S. Garcia

Name:	Peter S. Garcia
Title:	Sr. VP & CFO

IDENIX PHARMACEUTICALS, INC.

By:

Name:
Title:

CONSENT AND RELEASE BY LANDLORD

In satisfaction of the condition set forth in Section 4 of the above Assignment and Assumption of Lease (the “Assignment”), and in consideration of the covenants and agreements of Assignor and Assignee set forth in the Assignment, Landlord hereby (a) consents to the Assignment, (b) releases Assignor from any obligations under the Lease or the Amended Lease accruing on or after the Effective Date (subject, however, to Assignor’s obligations under the Assignment), (c) acknowledge that Assignee shall not be responsible for any obligations under the Lease accruing prior to the Effective Date, (d) agrees to assign the Letter of Credit to LandAmerica, provided that Assignor has delivered the Premises and the FF&E to Assignee in accordance with Section 2 of the Assignment, and to execute such documents reasonably required by the issuing bank to effect the assignment of the Letter of Credit, and (e) represents that Landlord has obtained such consent to the Assignment as is required from Landlord’s lender. All capitalized terms used in this Consent and Release which are defined in the Assignment and not otherwise defined in this Consent and Release shall have the meanings given in the Assignment.

IN WITNESS WHEREOF, Landlord has executed this Consent and Release as of the 28 day of October, 2003.

BHX, LLC, as Trustee of 205 Broadway Realty Trust

By:	/s/ Robert A. Schlager

Name:	Robert A. Schlager
Title:	Member